Exhibit 99.3

WAVE SYSTEMS CORP. AND SAFEND, LTD.

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unaudited

Introduction

On September 22, 2011, Wave Systems Corp. (the “Company” or “Wave”) acquired 100% of the business of Safend, Ltd. (“Safend”).  Pursuant to the terms of the Share Purchase Agreement and certain ancillary documents thereto, in exchange for (i) all of the issued and outstanding share capital of Safend, (ii) the discharge of all indebtedness owed by Safend to its shareholders and (iii) the discharge of certain payment obligations owed to employees and directors of Safend upon a sale of Safend pursuant to Safend’s articles of association, Wave paid consideration with an aggregate value of U.S. $12,761,966, subject to post closing adjustments for working capital, cash, indebtedness and transaction expenses (the “Total Consideration”).  The Total Consideration consisted of $1,100,000 in cash and 5,267,374 shares of Wave’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), with a fair value of $11,777,528.  Certain transaction expenses of the Selling Shareholders and Safend were discharged out of the cash portion of the Total Consideration.

Pro forma information

The following unaudited pro forma condensed combined balance sheet as of June 30, 2011, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2010 and the unaudited pro forma condensed combined statement of income for the six months ended June 30, 2011, are based on the historical financial statements of Wave and Safend. The unaudited pro forma condensed combined financial statements are presented as if the acquisition of Safend had occurred as of June 30, 2011 for pro forma balance sheet purposes and as if the acquisition of Safend had occurred as of the first day of 2010 for pro forma statement of income purposes.

The historical financial information has been adjusted in the unaudited condensed combined pro forma financial statements to give effect to events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company’s results. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical financial statements and accompanying notes:

•                                          Separate audited consolidated financial statements of Wave as of December 31, 2010 and for the year then ended, together with management’s discussion and analysis of financial condition and results of operations, presented in the Company’s Annual Report on Form 10-K filed on March 15, 2011 with the Securities and Exchange Commission;

•                                          Separate unaudited consolidated financial statements of Wave as of June 30, 2011 and for the six months then ended, together with management’s discussion and analysis of financial condition and results of operations, presented in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2011 with the Securities and Exchange Commission;

•                                          Separate unaudited pro forma condensed, combined financial information as of, and for the six months ended June 30, 2011 included in this Current Report on Form 8-K/A; and

•                                          Separate audited historical financial statements of Safend as of December 31, 2010 and 2009 and for the years then ended included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and not necessarily indicative of the combined results of operations or financial position that we would have reported had the acquisition been completed as of the date and for the periods presented, and should not be taken as representative of our consolidated results of operations or financial condition following the acquisition. In addition, the unaudited pro forma condensed combined financial information is not intended to project the future financial position or results of operations of the combined company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under existing generally accepted accounting principles in the United States of America. Wave has been treated as the acquirer. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary management estimates (for example, estimates as to the values of acquired intangible assets and deferred revenue) and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, costs necessary to achieve such measures, or costs to integrate the operations of the combined company.

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet of

Wave Systems Corp. and Safend, Ltd.

As of June 30, 2011

	Historical
	Wave Systems Corp. (as reported)	Safend, Ltd.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$10,850,321	$477,815	$(1,100,000	)(A)	$10,228,136
Restricted cash	—	19,550	—		19,550
Accounts receivable, net of allowance for doubtful accounts of $-0-	3,571,623	1,709,668	—		5,281,291
Prepaid expenses and other current assets	405,111	1,089,967	—		1,495,078
Total current assets	14,827,055	3,297,000	(1,100,000)		17,024,055
Long-term prepaid expenses	—	12,197	—		12,197
Property and equipment, net	686,451	135,151	—		821,602
Amortizable intangible assets, net	843,333	—	7,790,000	(C)	8,633,333
Other assets	114,488	—	—		114,488
Goodwill	—	—	4,083,995	(B)	4,083,995
Total assets	$16,471,327	$3,444,348	$10,773,995		$30,689,670

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$3,762,767	$1,458,935	$425,000	(D)	$5,646,702
Short-term bank loan	—	760,622	(760,622	)(F)	—
Convertible loan	—	143,044	(143,044	)(G)	—
Current portion of capital lease payable	69,372	—	—		69,372
Deferred revenue	7,813,470	1,197,008	(130,312	)(E)	8,880,166
Total current liabilities	11,645,609	3,559,609	(608,978)		14,596,240
Long-term portion of capital lease payable	81,385	—	—		81,385
Convertible loan	—	1,314,888	(1,314,888	)(G)	—
Long-term deferred revenue	1,350,000	255,073	(27,769	)(E)	1,577,304
Liability for severance pay, net	—	87,880	—		87,880
Total liabilities	13,076,994	5,217,450	(1,951,635)		16,342,809
Stockholders’ equity (deficit):
Common stock	831,523	5,912	46,762	(H)	884,197
Preferred stock	—	32,311	(32,311	)(H)	—
Capital in excess of par value	358,807,510	22,001,036	(10,676,182	)(H)	370,132,364
Accumulated other comprehensive income	—	2,600	(2,600	)(I)	—
Accumulated deficit	(356,244,700)	(23,814,961)	23,389,961	(J)	(356,669,700)
Total stockholders’ equity (deficit)	3,394,333	(1,773,102)	12,725,630		14,346,861
Total liabilities and stockholders’ equity	$16,471,327	$3,444,348	$10,773,995		$30,689,670

See notes to unaudited pro forma combined condensed consolidated financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations of

Wave Systems Corp. and Safend, Ltd.

For the year ended December 31, 2010

	Historical
	Wave Systems Corp. (as reported)	Safend, Ltd.	Pro Forma Adjustments		Pro Forma Combined

Net revenues:
Licensing	$24,736,029	$6,207,594	$(150,432	)(a)	$30,793,191
Services	1,314,763	—	—		1,314,763
Total net revenues	26,050,792	6,207,594	(150,432)		32,107,954
Operating expenses:
Cost of net revenues - licensing	1,177,114	289,663	—		1,466,777
Cost of net revenues - services	599,704	—	—		599,704
Selling, general and administrative	18,092,489	1,150,677	(86,537	)(b)	19,156,629
Research and development, net	10,288,460	3,532,442	(28,593	)(b)	13,792,309
Marketing expenses, net	—	4,135,377	(34,189	)(b)	4,101,188
Amortization of purchased intangible assets	—	—	1,069,000	(c)	1,069,000
Total operating expenses	30,157,767	9,108,159	919,681		40,185,607
Operating loss	(4,106,975)	(2,900,565)	(1,070,113)		(8,077,653)
Other income (expense):
Net interest expense	(15,842)	—	—		(15,842)
Financing expenses, net	—	(237,636)	—		(237,636)
Other income (expense)	(15,842)	(237,636)	—		(253,478)
Loss before tax expenses	(4,122,817))	(3,138,201)	(1,070,113)		(8,331,131)
Tax expenses	—	9,425	—		9,425
Net loss	$(4,122,817)	$(3,147,626)	$(1,070,113)		$(8,340,556)
Loss per common share - basic and diluted	$(0.05)				$(0.10)
Weighted average number of common shares outstanding during the year	79,924,475				85,191,849

See notes to unaudited pro forma combined condensed consolidated financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations of

Wave Systems Corp. and Safend, Ltd.

For the six-months ended June 30, 2011

	Historical
	Wave Systems Corp. (as reported)	Safend, Ltd.	Pro Forma Adjustments		Pro Forma Combined

Net revenues:
Licensing	$15,358,245	$2,893,462	$(150,830	)(a)	$18,100,877
Services	212,117	—	—		212,117
Total net revenues	15,570,362	2,893,462	(150,830)		18,312,994
Operating expenses:
Cost of net revenues - licensing	680,941	134,836	—		815,777
Cost of net revenues - services	74,047	—	—		74,047
Selling, general and administrative	12,282,943	645,238	(62,358	)(b)	12,865,823
Research and development, net	6,847,513	2,079,874	(14,060	)(b)	8,913,327
Marketing expenses, net	—	1,819,639	(10,424	)(b)	1,809,215
Amortization of purchased intangible assets	—	—	489,500	(c)	489,500
Total operating expenses	19,885,444	4,679,587	402,658		24,967,689
Operating loss	(4,315,082)	(1,786,125)	(553,488)		(6,654,695)
Other income (expense):
Currency translation gain	231,368	—	—		231,368
Net interest expense	(2,054)	—	—		(2,054)
Financing expenses, net	—	(99,126)	—		(99,126)
Other income (expense)	229,314	(99,126)	—		130,188
Loss before tax expenses	(4,085,768)	(1,885,251)	(553,488)		(6,524,507)
Tax expenses	—	4,676	—		4,676
Net loss	$(4,085,768)	$(1,889,927)	$(553,488)		$(6,529,183)
Loss per common share - basic and diluted	$(0.05)				$(0.07)
Weighted average number of common shares outstanding during the year	82,547,321				87,814,695

See notes to unaudited pro forma combined condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Description of Transaction

On September 22, 2011, the Company acquired 100% of the business of Safend. Safend provides endpoint data loss protection solutions, including port and device control, encryption for removable media and content inspection and discovery. The Company believes the acquisition of Safend’s complimentary product suite creates strong cross-selling opportunities into the healthcare, financial and government verticals where data loss protection is a high priority.  The Company believes Safend’s reseller channel, combined with its direct sales force and strong presence in EMEA, gives Wave new sales resources and access to new market opportunities.

The fair value of consideration transferred was $12,761,966.  The fair value of consideration consists of $1.1 million in cash and 5,267,374 shares of Wave Class A common stock valued at the trailing 10-day average closing price of $2.214 per share. For financial statement purposes, the fair value of consideration consists of $1.1 million in cash and 5,267,374 shares of Wave Class A common stock valued at the September 22, 2011 closing price of $2.16 per share.

Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and the historical financial statements of Wave and Safend. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) Topic 805, Business Combinations and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures.

The acquisition method of accounting requires, among other things, that most assets acquired and liabilities acquired be recognized at their fair values as of the acquisition date. Financial statements of Wave issued after the acquisition will reflect such fair values, measured as of the acquisition date, which may be different than the estimated fair values included in these unaudited pro forma condensed combined financial statements. The financial statements of Wave issued after the acquisition will not be retroactively restated to reflect the historical financial position or results of operations of Safend.

Acquisition costs (e.g., advisory, legal, valuation, other professional fees, etc.) are accounted for as expenses in the periods in which the costs are incurred. Accrued liabilities in the unaudited pro forma condensed combined balance sheet include $425,000 for estimated transaction related costs to be incurred.

No provision for or benefit from income taxes was applied to the pro forma adjustments to the unaudited pro forma condensed combined statement of operations because during the period presented, in the jurisdictions where pro forma adjustments were recorded, Wave and Safend recorded full valuation allowances on the net operating loss and tax credit carryforwards to offset any deferred tax assets.

Accounting Policies

Wave is performing a detailed review of the accounting policies Safend, which may identify differences between the accounting policies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements.

Basis of Preliminary Purchase Price Allocation

The following preliminary allocation of the Safend purchase price is based on Wave’s preliminary estimates of the fair value of the tangible and intangible assets of Safend.  The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of September 22, 2011, the consummation date of the acquisition, and is expected to be completed within one year after the closing date.  The final determination of the purchase price allocation may be significantly different than the preliminary estimates used in these pro forma financial statements.

The estimated purchase price of Safend (as calculated in the manner described above) is allocated to the assets to be acquired and liabilities to be assumed by based on the following:

Costs to acquire:
Cash payment	$1,100,000
Fair value of common stock	11,377,528

Total	$12,477,528

Allocated to:
Cash and cash equivalents	$477,815
Restricted cash	19,550
Accounts receivable	1,709,668
Prepaid expenses and other current assets	1,089,967
Long-term prepaid expenses	12,197
Property and equipment	135,151
Acquired intangible assets	7,790,000
Accounts payable and accrued expenses	(1,458,935)
Deferred revenue	(1,294,000)
Liability for severance pay	(87,880)

Preliminary net assets acquired	$8,393,533

Preliminary allocation to goodwill	$4,083,995

Related Party Transactions

There were no material transactions between Wave and Safend during the periods presented.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2011

(A) To adjust cash and cash equivalents for amounts used to fund the cash consideration paid to owners of Safend

(B) To reflect goodwill of approximately $4.1 million estimated as a result of the preliminary purchase price allocation

(C) To reflect the preliminary fair values of identifiable intangible assets of Safend which were estimated by Wave’s management as follows:

Customer Relationships	$2,511,000
Developed Technology	5,096,000
In-Process Research & Development	93,000
Trade Name	90,000

$7,790,000

(D) To reflect the estimated transaction related costs to be incurred (primarily investment banker advisory fees and legal fees)

(E) To adjust Safend’s deferred revenue to its estimated fair value

(F) To eliminate Safend’s indebtedness of its short-term bank loan pursuant to the terms of the Share Purchase Agreement

(G) To eliminate Safend’s indebtedness to its shareholders pursuant to the terms of the Share Purchase Agreement

(H) To eliminate Safend’s stockholder’s equity balances as of June 30, 2011 and to reflect the issuance of approximately 5.3 million shares of Wave common stock ($11.378 million) as consideration delivered to Safend:

	Common stock	Preferred stock	Additional paid-in capital
Issuance of 5,267,374 of Wave common stock, $0.01 par value, at $2.16 per share based upon the September 22, 2011 closing price	$52,674	$—	$11,324,854
Elimination of Safend account balances	(5,912)	(32,311)	(22,001,036)

	$46,762	$(32,311)	$(10,676,182)

(I) To eliminate Safend’s accumulated other comprehensive income account balance as of June 30, 2011

(J) To reflect the elimination of Safend’s accumulated deficit account balance as of June 30, 2011:

Eliminate Safend’s accumulated deficit account balance	$23,814,961
Accrual for estimated transaction related costs to be incurred (see footnote D)	(425,000)

$23,389,961

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2010

(a) To reflect the elimination of operating revenues recognized by Safend associated with existing deferred revenues that will likely be assigned little or no value in the purchase price allocation process

(b) To reflect the elimination of Safend’s stock-based compensation expense for options issued by Safend as all options outstanding were cancelled pursuant to the terms of the Share Purchase Agreement. Wave Stock options are not issuable to Safend employees until a new plan is approved by Wave shareholders.

(c) To reflect amortization expense associated with Safend’s identifiable intangible assets estimated in Item (C) above

Purchased intangible assets will be amortized on a straight-line basis over one to ten years.  Total estimated amortization expenses are approximately $1.1 million for 2010 and are included as a separate component of operating expenses.

The following table sets forth the estimated fair value of the intangible assets acquired, their estimated useful lives, and the estimated annual amortization expenses for the period presented:

Acquired Intangible Assets	Estimated Fair Value	Estimated Useful Life	Amortization Expense
	(In years)
Customer Relationships	$2,511,000	10	$251,000
Developed Technology	5,096,000	7	728,000
In-Process Research & Development	93,000	Indefinite	-0-
Trade Name	90,000	1	90,000
Total	$7,790,000		$1,069,000

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the six-months ended June 30, 2011

(a) To reflect the elimination of operating revenues recognized by Safend associated with existing deferred revenues that will likely be assigned little or no value in the purchase price allocation process

(b) To reflect the elimination of Safend’s stock-based compensation expense for options issued by Safend as all options outstanding were cancelled pursuant to the terms of the Share Purchase Agreement. Wave Stock options are not issuable to Safend employees until a new plan is approved by Wave shareholders.

(c) To reflect amortization expense associated with Safend’s identifiable intangible assets estimated in Item (C) above

Purchased intangible assets will be amortized on a straight-line basis over one to ten years.  Total estimated amortization expenses are approximately $0.5 million for the six months ended June 30, 2011 and are included as a separate component of operating expenses.

The following table sets forth the estimated fair value of the intangible assets acquired, their estimated useful lives, and the estimated annual amortization expenses for the period presented:

Acquired Intangible Assets	Estimated Fair Value	Estimated Useful Life	Amortization Expense
	(In years)
Customer Relationships	$2,511,000	10	$125,500
Developed Technology	5,096,000	7	364,000
In-Process Research & Development	93,000	Indefinite	-0-
Trade Name	90,000	1	-0-
Total	$7,790,000		$489,500